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                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement Form S-8 Nos. 033-58549, 333-36267, 333-47183, 333-42724, and 333-54268 pertaining to the Sheldahl, Inc. 1994 Stock Plan, Form S-8 No. 333-40719 pertaining to the Sheldahl, Inc. Employee Stock Purchase Plan, and Form S-3 Nos. 333-76023, of our report dated March 8, 2000, with respect to the consolidated financial statements and schedule of Sheldahl, Inc., for the year ended January 29, 2000, included in the Form 10-K for the period ended December 29, 2000.



                                       /s/ Ernst & Young LLP

Syracuse, New York
March 30, 2001